Calculation of Filing Fee Tables
S-8
BEASLEY BROADCAST GROUP INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.001 per share	Other	300,000	$ 4.17	$ 1,251,000.00	0.0001531	$ 191.53
Total Offering Amounts:						$ 1,251,000.00		$ 191.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 191.53
Offering Note
[1]	(1) The Beasley Broadcast Group, Inc. 2025 Equity Incentive Award Plan (the "Plan") authorizes the issuance of 300,000 shares of Beasley Broadcast Group, Inc. (the "Company") Class A Common Stock, par value $0.001 per share ("Common Stock"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or similar transaction. The Plan was approved by the Board of Directors of the Company and the Company's stockholders at the Company's 2025 Annual Meeting of Stockholders. (2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is based upon the average of the high and low prices per share of Common Stock as reported on the Nasdaq Global Market on August 7, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A